Exhibit C.6
THIS GLOBAL SECURITY (THIS “SECURITY”) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY FOR EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM  (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM, LUXEMBOURG”).  THIS SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE ONLY AMOUNTS PAYABLE IN RESPECT OF THIS SECURITY ARE THE PAYMENTS CONTINGENT UPON AND DETERMINED ON THE BASIS OF THE PERFORMANCE OF THE GROSS DOMESTIC PRODUCT OF THE REPUBLIC OF ARGENTINA (THE “REPUBLIC”) REFERRED TO HEREIN.  THE NOTIONAL AMOUNT OF THIS SECURITY SET FORTH BELOW WILL BE USED SOLELY TO ALLOCATE THESE PAYMENTS AMONG HOLDERS OF THIS SECURITY.  HOLDERS OF THIS SECURITY ARE NOT ENTITLED TO RECEIVE PRINCIPAL IN THE AMOUNT OF, OR INTEREST BASED ON, SUCH NOTIONAL AMOUNT.

REPUBLIC OF ARGENTINA

REGISTERED GLOBAL SECURITY

No. [●]	ISIN: XS0209139244 Common Code: 020913924

representing

Euro-Denominated GDP-Linked Security

Original Notional Amount €[●]

Subject to the provisions contained herein, THE REPUBLIC OF ARGENTINA (the “Republic”), for value received, hereby promises to pay to The Bank of New York Depositary (Nominees) Limited or registered assigns, the Payment Amount (as defined in Paragraph 1(e) of the Terms and Conditions set forth on the reverse hereof (the “Terms”)) in accordance with the Terms.  The Payment Amount, if any, shall be payable on December 15 of each year following the relevant Reference Year (as defined in Paragraph 1(e) of the Terms) (each, a “Payment Date”), commencing on December 15, 2006 and terminating no later than the Expiration Date (as such term is defined in Paragraph 1(e) of the Terms).

As further described in Paragraph 2(c) of the Terms, if any date for payment of a Payment Amount is not a Business Day, no payment shall be made until the next following Business Day, and no interest nor other sum shall be payable in respect of such postponed payment.

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Security and by acceptance hereof each Holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Security is governed by (i) the Trust Indenture dated as of June 2, 2005, between the Republic and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) (as amended by the first supplemental indenture, dated as of April 30, 2010, and as further amended from time to time, the “Indenture”), the terms of which Indenture are incorporated herein by reference, (ii) the GDP-Linked Securities Authorization (as defined in the Indenture) dated as of June 2, 2005, as amended from time to time, (the “GDP-Linked Securities Authorization”) and (iii) by the Terms, as supplemented or amended by the Supplemental GDP-Linked Securities Authorization (as defined in the Indenture) of the Republic for this Security, the terms of which are incorporated herein by reference.  This Security shall in all respects be entitled to the same benefits as other GDP-Linked Securities under the Indenture, the GDP-Linked Securities Authorization and the Terms.

Upon any increase or decrease in the notional amount evidenced hereby, including upon any exchange of all or a portion of this Security for Certificated Securities in accordance with the Indenture, this Security shall be endorsed on Schedule A to reflect such change in the notional amount evidenced hereby.

Unless the certificate of authentication hereon has been executed by the Trustee, this Security shall not be valid or obligatory for any purpose.

Capitalized terms used but not defined herein shall have the meaning assigned to each such term in the Terms and, if not defined therein, in the GDP-Linked Securities Authorization and the Indenture.

2

IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated:  [●], 2010

THE REPUBLIC OF ARGENTINA

By:	____________________________________
Name: Hernán Lorenzino
Title: Secretary of Finance of the Ministry of Economy and Public Finance of the Republic of Argentina

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the GDP-Linked Securities of the Series designated on the reverse hereof and issued under the Indenture and the GDP-Linked Securities Authorization.

THE BANK OF NEW YORK MELLON as Trustee

Dated: [●], 2010	By: _________________________ Name: Title:

3

SCHEDULE A

SCHEDULE OF NOTIONAL AMOUNT INCREASES AND DECREASES

Date	Notional Amount of Certificated Securities	Remaining Notional Amount of this Global Security	Notation Made By
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________

REVERSE OF SECURITY

TERMS AND CONDITIONS OF THIS GDP-LINKED SECURITY

1.  General.  (a)  This Security is one of a duly authorized series of GDP-Linked Securities (each, a “Series”) of The Republic of Argentina (the “Republic”) (each Security of this Series, a “Security,” and collectively, the “Securities”), and issued or to be issued in one or more Series (such Series collectively, the “GDP-Linked Securities”) pursuant to a Trust Indenture dated as of June 2, 2005 between the Republic and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”) (as amended by the first supplemental indenture, dated as of April 30, 2010, and as further amended from time to time, the “Indenture”), and the GDP-Linked Securities Authorization (as defined in the Indenture) dated as of June 2, 2005, as amended from time to time (the “GDP-Linked Securities Authorization”).  This Security shall be consolidated and form a single Series with, and be fully fungible with, the €11,807,860,131 notional amount of Euro-Denominated GDP-linked Securities issued by the Republic on June 2, 2005.  The Holders (as defined below) of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and the GDP-Linked Securities Authorization.  A copy of each of the Indenture and the GDP-Linked Securities Authorization is on file and may be inspected at the Corporate Trust Office of the Trustee in the City of London.  Subject to Paragraph 15, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation, execution and, as applicable, issuance of the Indenture, the GDP-Linked Securities Authorization and the Securities and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws. All capitalized terms used in this Security but not defined herein shall have the meanings assigned to them in the GDP-Linked Securities Authorization and, if not defined therein, the Indenture.  Insofar as the provisions of the GDP-Linked Securities Authorization or the Indenture may conflict with the provisions set forth in this Security, the latter shall control for the purposes of this Security.

(b)  The Securities are issuable only in fully registered form without coupons and are represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Person or Persons that are designated, pursuant to the Indenture, by the Republic to act as depositary for such Global Securities (the “Depositary”).  Securities issued in certificated form (“Certificated Securities”) will be available only in the limited circumstances set forth in the Indenture.  The Securities, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture.  Any person in whose name a Security shall be registered (each, a “Holder”) may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security regardless of any notice of ownership, theft, loss or any writing thereon.

(c)  The Securities are issuable in authorized denominations of €1.00 and integral multiples of €1.00 in excess thereof.

(d)  As used herein, the following terms have the meanings set forth below:

“Actual Nominal GDP” means, for any Reference Year, an amount equal to Actual Real GDP for such Reference Year multiplied by the GDP Deflator for such Reference Year.

“Actual Real GDP” means, for any Reference Year, the gross domestic product of Argentina for such Reference Year measured in constant prices for the Year of Base Prices, as published by INDEC.

“Actual Real GDP Growth” means, for any Reference Year, the percentage change in Actual Real GDP for such Reference Year, as compared to Actual Real GDP for the immediately preceding Reference Year; provided that, if the Year of Base Prices employed by INDEC for determining Actual Real GDP for such Reference Year and for the immediately preceding Reference Year shall differ, then Actual Real GDP for the immediately preceding Reference Year shall for this purposes be measured using constant prices for the Year of Base Prices applicable to the Reference Year in respect of which Actual Real GDP Growth is being determined.

“Available Excess GDP” means, for any Reference Year, an amount in Argentine pesos equal to (i) 5% of Excess GDP for such Reference Year, multiplied by (ii) the Unit of Currency Coefficient.

For purposes of making payments hereunder, Available Excess GDP will be converted to euro using the average free market exchange rate of pesos to euro during the 15 days preceding December 31 of the relevant Reference Year.

“Base Case GDP” means, for any Reference Year, the amount set forth in the chart below for such year:

Reference Year	Base Case GDP (in millions of constant 1993 pesos)	Reference Year	Base Case GDP (in millions of constant 1993 pesos)
2005	287,012.52	2020	458,555.87
2006	297,211.54	2021	472,312.54
2007	307,369.47	2022	486,481.92
2008	317,520.47	2023	501,076.38
2009	327,968.83	2024	516,108.67
2010	338,675.94	2025	531,591.93
2011	349,720.39	2026	547,539.69
2012	361,124.97	2027	563,965.88
2013	372,753.73	2028	580,884.85
2014	384,033.32	2029	598,311.40
2015	395,554.32	2030	616,260.74
2016	407,420.95	2031	634,748.56
2017	419,643.58	2032	653,791.02
2018	432,232.88	2033	673,404.75
2019	445,199.87	2034	693,606.89

provided that, if the Year of Base Prices employed by INDEC for determining Actual Real GDP shall at any time be a calendar year other than the year 1993, then the Base Case GDP for each Reference Year shall be adjusted to reflect any such change in the Year of Base Prices by multiplying the Base Case GDP for such Reference Year (as set forth in chart above) by a fraction, the numerator of which shall be the Actual Real GDP for such Reference Year measured in constant prices of the Year of Base Prices, and the denominator of which shall be the Actual Real GDP for such Reference Year measured in constant 1993 prices.

“Base Case GDP Growth” means, for any Reference Year, the percentage change in Base Case GDP for such Reference Year, as compared to Base Case GDP for the immediately preceding Reference Year, except that, solely for purposes of determining Base Case GDP Growth for the Reference Year 2005, the Republic shall assume a Base Case GDP for the year 2004 equal to Ps. 275,276.01 (in millions of constant 1993 pesos).

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the City of Buenos Aires, or (iii) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System, or any successor thereto, is closed for business.

“Calculation Date” means, for any Reference Year, the 1st of November of the calendar year following such Reference Year.

“Excess GDP” means, for any Reference Year, the amount (expressed in billions of Argentine pesos), if any, by which Actual Nominal GDP for such Reference Year exceeds the Nominal Base Case GDP for such Reference Year.  All calculations necessary to determine Excess GDP based on the information published by INDEC will be performed by the Ministry of Economy (as defined below), and such calculations shall be binding on the Trustee, the Registrar, the trustee paying agent and each other trustee paying agent and all Holders of this Security, absent bad faith, willful misconduct or manifest error on the part of the Ministry of Economy.

“Expiration Date” means the earlier of (i) December 15, 2035 and (ii) the Payment Date on which the aggregate amount of all payments made by the Republic hereunder is equal to the Payment Cap, it being understood that the aggregate amount of such payments shall not exceed the Payment Cap.

“Final Payment” means any payment due hereunder on the Expiration Date.

“GDP Deflator” means, for any Reference Year, the number that results from dividing (i) the gross domestic product of Argentina for such Reference Year measured at the current prices of such Reference Year, as published by INDEC, by (ii) the Actual Real GDP for such Reference Year.

“INDEC” means the Instituto Nacional de Estadística y Censos of the Republic of Argentina.

“Ministry of Economy” means the Ministry of Economy and Public Finance of the Republic of Argentina.

“Nominal Base Case GDP”  means, for any Reference Year, an amount equal to Base Case GDP for such Reference Year multiplied by the GDP Deflator for such Reference Year.

“Original Settlement Date” means June 2, 2005.

“Payment Amount” means, for any Payment Date, an amount equal to (i) the Available Excess GDP (converted into euro) for the Reference Year corresponding to such Payment Date, multiplied by (ii) the notional amount of this Security outstanding as of such Payment Date; provided that, if for any Payment Date, the Payment Amount determined in accordance with the foregoing would, when added to all prior Payment Amounts paid by the Republic hereunder, exceed the Payment Cap, the Payment Amount for such Payment Date shall instead be an amount equal to the Payment Cap minus the sum of all such prior Payment Amounts.  The Payment Amount shall be determined by the Ministry of Economy on the Calculation Date preceding the relevant Payment Date.  All calculations made by the Ministry of Economy hereunder shall be binding on the Trustee, the Registrar, the trustee paying agent and each other trustee paying agent and all Holders of this Security, absent bad faith, willful misconduct or manifest error on the part of the Ministry of Economy.

“Payment Cap” means, on any given day, an amount equal to 48% of the notional amount of this Security outstanding as of such day.

“Payment Date” means, for any Reference Year, the 15th of December of the calendar year following such Reference Year, commencing on December 15, 2006.

“Reference Year” means any calendar year from and including the year 2005 to and including the year 2034.

“Unit of Currency Coefficient” means 0.015387.

“Year of Base Prices” means the year 1993; provided that if the calendar year employed by INDEC for purposes of determining Actual Real GDP shall at any time be a calendar year other than the year 1993, then the Year of Base Prices shall mean such other calendar year.

2.  Payments and Trustee Paying Agents.  (a) Subject to the conditions set forth in Paragraph 2(b) hereof, on each Payment Date the Republic shall pay to the person in whose name this Security is registered at the close of business on the Record Date (as defined below) for such Payment Date, an amount equal to the Payment Amount, if any, for such Payment Date.   The Republic shall make such payments in immediately available funds and in the single currency adopted by those states participating in European Monetary Union from time to time.  The Republic shall make such payments by (i) providing the Trustee or trustee paying agent the Payment Amount, if any, of such payment, in immediately available funds, not later than 1:00 P.M. local time at the place of payment, not later than the Business Day prior to relevant Payment Date; and (ii) directing the Trustee to hold these funds in trust for the Trustee and the beneficial owners of this Security in accordance with their respective interests and to make a wire transfer of such amount to The Bank of New York Depositary (Nominees) Limited, as the registered owner of this Security.  The Bank of New York Depositary (Nominees) Limited will receive these funds in trust for pro rata distribution among the beneficial owners of this Security based on the notional amount of this Security that each such beneficial owner holds.  Notwithstanding the foregoing, the Republic may, subject to applicable laws and regulations, make payments due hereunder, if any, by mailing, or directing the Trustee to mail, from funds made available by the Republic for such purpose, a check to the person entitled thereto, on or before the due date for the payment at the address that appears on the security register maintained by the Registrar on the applicable record date.  The Republic shall announce any payments hereunder prior to the relevant Payment Date by notice to the Trustee or through publication as provided in Paragraph 12 hereof.

The record date with respect to any Payment Date will be the 15th day prior to such date (each such day, a “Record Date”), whether or not such day is a Business Day, notwithstanding the cancellation of this Security upon any transfer or exchange thereof subsequent to the Record Date and prior to such Payment Date.  Notwithstanding anything herein to the contrary, (i) the Republic’s obligation to make payments hereunder, if any, shall not have been satisfied until such payments are received by the Holders of this Security, and (ii) Holders shall be entitled to receive the Final Payment, if any, due hereunder only upon surrender of this Security to a trustee paying agent for cancellation thereof.

None of the Republic, the Trustee or any paying agent that shall be appointed by the Trustee at the expense of the Republic (each, a “trustee paying agent”) will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in this Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b)  Notwithstanding anything to the contrary hereunder, Holders of this Security shall not be entitled to receive any payment pursuant to this Security in respect of any Reference Year unless (i) Actual Real GDP for such Reference Year is greater than Base Case GDP for such Reference Year, (ii) Actual Real GDP Growth for such Reference Year is greater than Base Case GDP Growth for such Reference Year, and (iii) the aggregate amount of all payments made by the Republic hereunder, when added to the amount of such payment, does not exceed the Payment Cap.

(c)  Any payment required to be made on a Payment Date that is not a Business Day (or, in the case of the Luxembourg Trustee Paying Agent, as defined in Paragraph 2(d), that is a day on which banking institutions or trust corporations in Luxembourg are required or authorized by law to close) need not be made on such day, but may be made on the next succeeding Business Day (or, in the case of a Luxembourg Trustee Paying Agent, the next succeeding day on which banking institutions or trust corporations in Luxembourg are not required or authorized by law to close) with the same force and effect as if made on such Payment Date, and no interest will accrue with respect to such payment for the period from and after such Payment Date.

(d)  So long as any of the Securities are outstanding, the Trustee shall appoint, at the expense of the Republic, a trustee paying agent and a transfer agent in a Western European city for payment on and transfers of the Securities (which will be Luxembourg, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require), a Registrar having a specified office in the City of London and a trustee paying agent having a specified office in the City of London.  The Trustee has initially appointed The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Trustee Paying Agent and Transfer Agent for the Securities, and The Bank of New York Mellon, as trustee paying agent.  The Trustee shall also maintain a trustee paying agent in a member state of the European Union that is not obliged to deduct or withhold tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.  Subject to the foregoing, the Republic shall have the right at any time to instruct the Trustee to terminate any such appointment and to appoint any other paying agents or transfer agents in such other places as it may deem appropriate for the purpose of making payments for the benefit of Holders.  Notwithstanding the foregoing, the trustee paying agent and any trustee paying agent appointed hereunder shall be agents solely of the Trustee, and the Republic shall have no authority over or any direct relationship with the trustee paying agent or any such trustee paying agent.

(e)  All money paid to the Trustee pursuant to this Security shall be held by it in trust exclusively for itself and the Holders of this Security in accordance with their respective interests to be applied by the Trustee to payments due on this Security or to the Trustee at the time and in the manner provided for in these Terms, and the Holders of this Security may, subject to the next sentence, look only to the Trustee for any payment to which the Holders may be entitled.  Any monies deposited with the Trustee in respect of payments (including Additional Amounts) on this Security remaining unclaimed for five years or any shorter prescription period provided by law after such money in respect of payments shall have become due and payable shall be repaid to the Republic upon written request without interest, and the Holder of any such Security may thereafter look only to the Republic for any payment to which such Holder may be entitled.

3.  Taxation.  All payments in respect of this Security by the Republic shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax (together “Taxes”), unless such withholding or deduction is required by law.  In such event, the Republic shall pay to the registered Holders of this Security such additional amounts (“Additional Amounts”) as will result in receipt by such Holders of such Payment Amounts as would have been received by them had no such withholding or deduction been required; except that no such Additional Amounts shall be payable hereunder (i) to a Holder (or to a third party on behalf of a Holder) where such Holder is liable for such Taxes in respect of this Security by reason of his having some connection with the Republic other than the mere holding of such Security or the receipt of payments in respect thereof; (ii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; (iii) presented for payment by or on behalf of a Holder who would have been able to avoid the withholding or deduction by presenting this Security to another trustee paying agent in a member state of the European Union or (iv) presented for payment more than 30 days after the Relevant Date, as defined herein, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days.

“Relevant Date” in respect of any Security means the date on which payment in respect thereof becomes due or (if the full amount of the money payable on such date has not been received by the Trustee on or prior to such due date) the date on which notice is duly given to the Holders that such moneys have been so received and are available for payment.  Any reference herein to Payment Amounts or payments due hereunder shall be deemed to include any Additional Amounts which may be payable on this Security.

4.  Status and Negative Pledge Covenant.  (a)  The Securities will constitute the direct, unconditional, unsecured and unsubordinated obligations of the Republic.  Each Series will rank pari passu with each other Series, without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined herein) of the Republic.

(b)  So long as any Security remains Outstanding (as defined in Paragraph 22(f) below), save for the exceptions set forth below, the Republic will not create or permit to subsist any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest (“Lien”) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of the Republic unless, at the same time or prior thereto, the Republic’s obligations under the Securities either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the Holders of the Securities (as provided in Paragraph 22).

Notwithstanding the foregoing, the Republic may permit to subsist:

(i)           any Lien upon property to secure Public External Indebtedness of the Republic incurred for the purpose of financing the acquisition of such property; any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

(ii)           any Lien existing on such property at the time of its acquisition to secure Public External Indebtedness of the Republic and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

(iii)          any Lien created in connection with the transactions contemplated by the Republic of Argentina 1992 Financing Plan dated June 23, 1992 sent to the international banking community with the communication dated June 23, 1992 from the Minister of Economy and Public Works and Services of Argentina (the “1992 Financing Plan”) and the implementing documentation therefore, including any Lien to secure obligations under the collateralized securities issued thereunder (the “1992 Par and Discount Bonds”) and any Lien securing indebtedness outstanding on the date hereof to the extent required to be equally and ratably secured with the 1992 Par and Discount Bonds;

(iv)          any Lien in existence on the date of the Indenture;

(v)           any Lien securing Public External Indebtedness of the Republic issued upon surrender or cancellation of any of the 1992 Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent such Lien is created to secure such Public External Indebtedness on a basis comparable to the 1992 Par and Discount Bonds;

(vi)          any Lien on any of the 1992 Par and Discount Bonds; and

(vii)         any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project; provided that (a) the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public External Indebtedness and (b) the property over which such Lien is granted consists solely of such assets and revenues.

For purposes of these Terms:

“External Indebtedness” means obligations (other than the Securities) for borrowed money or evidenced by securities, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic, provided that no Domestic Foreign Currency Indebtedness, as defined below, shall constitute External Indebtedness.

“Performing Public External Indebtedness” means Public External Indebtedness issued on or after the Original Settlement Date.

“Public External Indebtedness” means any External Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (or any successor law or regulation of similar effect)).

“Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into Domestic Indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96 and (k) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 7396/2003; (ii) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (i) above; and (iii) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of the Republic which is (a) offered exclusively within the Republic or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of the Republic.

5.  Default.  (a)  Each of the following events will constitute an “Event of Default” under the Securities:

(i)	Non-Payment: the Republic fails to pay any Payment Amounts payable hereunder when due and such failure continues for a period of 30 days;

(ii)
Breach of Other Obligations:  the Republic does not perform or comply with any one or more of its other obligations hereunder, under the GDP-Linked Securities Authorization or the Indenture, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee; or

(iii)	Validity: the validity of the Securities shall be contested by the Republic.

(b)  Holders holding in the aggregate at least 50% in notional amount of the then Outstanding Securities may waive any existing defaults on behalf of all Holders of Securities, if (A) following the occurrence of an Event of Default, the Republic has deposited with the Trustee an amount sufficient to pay all overdue payments in respect of the Securities as well as the reasonable fees and compensation of the Trustee; and (B) all other Events of Default have been remedied.

(c)  Upon the occurrence of an Event of Default under Paragraph 5(a), the Republic shall give written notice promptly after becoming aware thereof to the Trustee.  Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under Paragraph 5(a), the Republic shall give written notice thereof to the Trustee.

6. Repurchase of the Securities by the Republic with Excess Payment Capacity. Subject to the provisions set forth in this Paragraph 6, the Republic covenants and agrees to apply the Annual Excess Payment Capacity, if any, for any calendar year from and including 2004 to and including 2009, towards the repurchase of any Public Performing Indebtedness.  All Public Performing Indebtedness so repurchased shall be cancelled in accordance with the terms thereof.  Such repurchases shall take place no later than twelve months after the end of each such calendar year. In every case, the Republic shall determine within its sole discretion which Public Performing Indebtedness to repurchase. These repurchases may be conducted, at the Republic’s sole discretion, by Tender, in the secondary market or otherwise.  No Holder will be entitled to demand that the Republic repurchase or offer to repurchase any of such Holder’s Securities pursuant to this Paragraph 6.  The Republic shall announce any such repurchases to be conducted by Tender by publishing a prior notice in various newspapers as described in Paragraph 12 hereof.

For purposes of these Terms:

“Annual Eligible Debt Service” means, in respect of any calendar year from and including the year 2004 to and including the year 2009, the sum of (i) any payments to holders of New Securities pursuant to the terms thereof; (ii) any payments to holders of any Non-Performing Securities pursuant to the terms thereof, but only if the terms of such Non-Performing Securities have been amended subsequent to Original Settlement Date, and (iii) any payments made to holders of any Non-Performing Securities pursuant to a judgment by a court of competent jurisdiction or pursuant to a post-judgment settlement entered into with the plaintiff in connection with any such judgment.

“Annual Excess Payment Capacity” means, in respect of any calendar year from and including the year 2004 to and including the year 2009, the difference between the Annual Payment Capacity for such year and the Annual Eligible Debt Service for such year.

“Annual Payment Capacity” means, in respect of any calendar year from and including the year 2004 to and including the year 2009, the amount set forth below for such year:

Calendar Year	Annual Payment Capacity (in millions of U.S. dollars)
2004	U.S. $ 891.0
2005	973.2
2006	1,007.0
2007	1,042.2
2008	1,078.9
2009	1,615.5

“New Securities” means the securities listed in Schedule B hereto.

“Non-Performing Securities” means the securities issued by the Republic which are listed in Schedule C hereto.

“Public Performing Indebtedness” means:

(i)           any outstanding New Securities; and

(ii)           any outstanding debt obligations of the Republic other than any Non-Performing Securities.

 “Tender” shall mean any bidding process in which holders of Public Performing Indebtedness are invited to present competing offers for the sale to the Republic of any Public Performing Indebtedness they hold.

7.  Repurchase of the Securities by the Republic with Excess GDP.  Subject to the provisions set forth in this Paragraph 7, the Republic covenants and agrees to apply 5% of the Excess GDP for any Reference Year towards the repurchase of any outstanding New Securities.  All New Securities so repurchased shall be cancelled in accordance with the terms thereof.  Such repurchases shall take place during the calendar year following the Calculation Date for the relevant Reference Year.  In every case, the Republic shall determine within its sole discretion which New Securities to repurchase. These repurchases may be conducted, at the Republic’s sole discretion, by Tender, in the secondary market or otherwise.  No Holder will be entitled to demand that the Republic repurchase or offer to repurchase any of such Holder’s Securities pursuant to this Paragraph 7.  The Republic shall announce any such repurchases to be conducted by Tender by publishing a prior notice in various newspapers as described in Paragraph 12 hereof.

8. Purchase of the Securities by the Republic.  The Republic may at any time purchase or acquire any of the Securities in any manner and at any price in the open market, in privately negotiated transactions or otherwise.  Securities that are purchased or acquired by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Trustee for cancellation, but any Security so purchased by the Republic may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

9.  Replacement, Exchange and Transfer of Securities.  (a) If any Security becomes mutilated or is defaced, destroyed, lost or stolen, the Trustee shall authenticate and deliver a new Security, on such terms as the Republic and the Trustee may require, in exchange and substitution for the mutilated or defaced Security or in lieu of and in substitution for the destroyed, lost or stolen Security.  In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Security must furnish to the Republic and the Trustee such indemnity as the Republic and the Trustee may require and evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.  In every case of mutilation or defacement of a Security, the Holder must surrender to the Trustee the Security so mutilated or defaced.  In addition, prior to the issuance of any substitute Security, the Republic may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  If any Security that has matured or is scheduled to mature within 15 days becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Republic may pay or authorize payment of such Security without issuing a substitute Security.

(b)  Upon the terms and subject to the conditions set forth in the Indenture, a Security or Securities may be exchanged for a Security or Securities of equal aggregate notional amount in such same or different authorized denominations as may be requested by the Holder, by surrender of such Security or Securities at the office of the Registrar, or at the office of any transfer agent, together with a written request for the exchange.  Any registration of transfer or exchange shall be effected upon the Republic being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Republic may from time to time agree with the Trustee.

(c)  Upon the terms and subject to the conditions set forth in the Indenture, a Security may be transferred in whole or in part by the Holder or Holders surrendering the Security for registration of transfer at the Corporate Trust Office of the Trustee in the City of London or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Republic and the Registrar or any such transfer agent, as the case may be, duly executed by the Holder or Holders thereof or its attorney-in-fact or attorneys-in-fact duly authorized in writing.

(d)  No service charge will be imposed upon the Holder of a Security in connection with exchanges for Securities of a different denomination or for registration of transfers thereof, but the Republic and the Trustee may charge the party requesting any registration of transfer, exchange or registration of Securities a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.

10.  Trustee.  For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

11.  Enforcement.  Except as provided in Section 4.9 of the Indenture with respect to the right of any Holder of a Security to enforce the payment of any amounts due hereunder on any Payment Date (as this Security may be amended or modified pursuant to Paragraph 22), no Holder of a Security shall have any right by virtue of or by availing itself of any provision of the Indenture, the GDP-Linked Securities Authorization or the Securities to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, the GDP-Linked Securities Authorization or the Securities, or for any other remedy hereunder or under the GDP-Linked Securities Authorization or the Indenture, unless:

(a)  such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the Securities;

(b)  the Holders of not less than 25% in aggregate notional amount of the Outstanding Securities shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture;

(c)  such Holder or Holders shall have provided to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(d)  the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or security shall have failed to institute any such action, suit or proceeding; and

(e)  no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.11 of the Indenture;

it being understood and intended, and being expressly covenanted by every Holder of Securities with every other Holder of Securities and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture, the GDP-Linked Securities Authorization or of the Securities to affect, disturb or prejudice the rights of any other Holder of Securities or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, the GDP-Linked Securities Authorization or under the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Securities.  Subject to the foregoing, for the protection and enforcement of this Paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.  The Republic expressly acknowledges, with respect to the right of any Holder to pursue a remedy under the Indenture, the GDP-Linked Securities Authorization or the Securities, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of this Global Security that represents such beneficial owner’s interest in this Security as if Certificated Securities had been issued to such beneficial owner.

12.  Notices.  All notices to the Holders of Securities will be (i) given by first-class prepaid post to the addresses of such Holders as they appear in the Register and (ii) published in the Financial Times, The Wall Street Journal and in Spanish in a newspaper of general circulation in Argentina as the Republic shall determine.  So long as the Securities are listed on the Luxembourg Stock Exchange or on a regulated market organized and managed by Borsa Italiana S.p.A., the Republic shall also publish all such notices in newspapers with general circulation in Luxembourg and in Italy, respectively.  If at any time publication in the Financial Times or The Wall Street Journal is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Republic with the approval of the Trustee shall determine.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

All notices to the Trustee with respect to the Securities shall be addressed to One Canada Square, 48th Floor, London, E14 5AL, Attention:  Corporate Trust Administration, and notices to the Republic with respect to the Securities shall be addressed to Ministry of Economy and Public Finance, Hipólito Yrigoyen 250, Piso 10, Oficina 1029, 1310 City of Buenos Aires, Argentina, Attention:  Subsecretaria de Financiamiento.  Such notices shall be delivered in person or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation by telephone to the foregoing address.  Any such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven (7) business days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

All notices delivered to the Trustee hereunder shall be in writing and in English and shall be deemed effective upon actual receipt.

13.  Further Issues of Securities.  The Republic may from time to time without the consent of the Holders of the Securities create and issue additional debt securities ranking pari passu with the Securities and having terms and conditions which are the same as those of the Securities, which additional debt securities may be consolidated and form a single Series with the outstanding Securities; provided that such additional debt securities do not have, for purposes of U.S. federal income taxation (regardless of whether any Holders of such additional debt securities are subject to U.S. federal tax laws), a greater amount of original issue discount than the Securities have as of the date of the issue of such additional Securities.

14.  Prescription.  All claims against the Republic for any amounts due hereunder (including Additional Amounts) shall be prescribed unless made within five years from the date on which such payment first became due, or a shorter period if provided by law.

15.  Authentication.  This Security will not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by or on behalf of the Trustee.

16.  Governing Law.  This Security shall be governed by and construed in accordance with the laws of England and Wales without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.

17.  Jurisdiction.  (a)  Subject to Paragraph 20, the Republic irrevocably submits to the jurisdiction of the courts of England and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the Securities of this Series, the GDP-Linked Securities Authorization or the Indenture (a “Related Proceeding”).  The Republic agrees that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “Other Courts”), by a suit upon such judgment.

(b)  The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum.

18.  Consent to Service.  Subject to Paragraph 20, the Republic hereby appoints the Embassy of the Republic of Argentina in the United Kingdom, at its office located at 65 Brook Street, London, W1K 4AH, United Kingdom, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint the Embassy of the Republic of Argentina in the United Kingdom, presently located at 27 Three Kings Yard, London, W1K 4DF, United Kingdom, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment brought against it in any English Court.  Such appointment shall be irrevocable until the Expiration Date, and not before all amounts due hereunder have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the terms hereof of the availability of such amounts for payment to the Holders, except that, if for any reason, such Authorized Agent ceases to be able to act as Authorized Agent or to have an address in the City of London, the Republic will appoint another person in the City of London, selected in its discretion, as such Authorized Agent.  Prior to the date of issuance of any further Securities of this Series, the Republic shall obtain the consent of the Authorized Agent to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee.  The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the City of London, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.

Nothing in this Paragraph 18 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Security) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

The appointment and acceptance of jurisdiction set out in Paragraphs 17 and 18 above are intended to be effective upon execution of this Security without further act by the Republic before any such court and introduction of a true copy of this Security into evidence shall be conclusive and final evidence of such waiver.

19.  Waiver of Immunity.  (a)  Subject to Paragraph 20, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) assets that constitute freely available reserves pursuant to Sections 5 and 6 of Law No. 23,928, as amended, (ii) property in the public domain located in the territory of the Republic of Argentina that falls within the purview of Sections 2337 and 2340 of the Civil Code of the Republic, (iii) property located in or outside the territory of the Republic that provides an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Section 67 of Law No. 11,672 (t.o. 1999), as supplemented by Sections 94, 95 and 96 of Law No. 25,401, (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, (vi) property not used for commercial activity that is entitled to the immunities of the Immunities Act, (vii) property used by a diplomatic, governmental or consular mission of the Republic or (viii) property of a military character or under the control of a military authority or defense agency of the Republic.

(b)  This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the Securities of this Series and the Indenture and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to the Securities of this Series or the Indenture.  Insofar as this waiver relates to the jurisdiction in which an Other Court is located, the Republic extends it solely for the purpose of enabling the Trustee or a Holder of Securities of this Series to enforce or execute a Related Judgment.

20.  Limitation on Actions.  The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the Trustee or other specified persons to indemnification and contribution as set forth in Section 5.6 of the Indenture.

21.  Effect of Headings.  The paragraph headings herein are for convenience only and shall not affect the construction hereof.

22.  Modifications.  (a)  Any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture, the GDP-Linked Securities Authorization or these Terms (each, a “Modification”) to the Indenture, the GDP-Linked Securities Authorization or the terms and conditions of the GDP-Linked Securities of one or more Series (including these Securities) may be made, given, or taken pursuant to (i) a written action of the Holders of the GDP-Linked Securities of such affected Series without the need for a meeting, or (ii) by vote of the Holders of the GDP-Linked Securities of such affected Series taken at a meeting or meetings of Holders thereof, in each case in accordance with the terms of this Paragraph 22 and the other applicable provisions of the GDP-Linked Securities of the affected Series, the GDP-Linked Securities Authorization and the Indenture.

(b)  Modifications to the Terms of these Securities, to the GDP-Linked Authorization or to the Indenture insofar as it affects these Securities, may be made, and future compliance therewith may be waived, with the consent of the Republic and

      (i)          in the case of any Non-Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 23 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66⅔% of the aggregate notional amount of these Securities then Outstanding that are represented at such meeting, or (B) with the written consent of the Holders of not less than 66⅔% of the aggregate notional amount of these Securities then Outstanding, or

(ii)           in the case of any Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 23 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 75% of the aggregate notional amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 75% of the aggregate notional amount of these Securities then Outstanding.

(c) If the Republic proposes any Modification constituting a Reserved Matter to the Terms of these Securities and to the terms and conditions of at least one other Series of GDP-Linked Securities, to the GDP-Linked Securities Authorization or to the Indenture insofar as it affects these Securities and at least one other Series of GDP-Linked Securities, in either case as part of a single transaction, the Republic may elect to proceed pursuant to this Paragraph 22(c) instead of Paragraph 22(b), provided that the Republic may revoke any such election at any time and proceed pursuant to Paragraph 22(b) instead.  The Republic may do this without recommending the procedure if the Trustee agrees that it would not be materially prejudicial to Holders not to recommend the procedure.  In the event of such an election, any such Reserved Matter Modification may be made, and future compliance therewith may be waived, with the consent of the Republic and

(i)          (A) at any meetings of Holders of GDP-Linked Securities of the two or more Series that would be affected by the proposed Modification duly called and held as specified in Paragraph 23 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 85% of the aggregate notional amount of the GDP-Linked Securities then Outstanding of all such affected Series (taken in the aggregate), or (B) with the written consent of the Holders of not less than 85% of the aggregate notional amount of the GDP-Linked Securities then Outstanding of all such affected Series (taken in the aggregate), and

(ii)          (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 23 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66⅔% of the aggregate notional amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 66⅔% of the aggregate notional amount of these Securities then Outstanding.

If the GDP-Linked Securities of any Series that would be affected by any Modification proposed pursuant to this Paragraph 22(c) (including these Securities) are denominated in a currency or currency unit other than U.S. dollars, the notional amount of such GDP-Linked Securities for purposes of voting shall be the amount of U.S. dollars that could have been obtained with the notional amount of such GDP-Linked Securities on the date on which any proposed modification is submitted to Holders using the noon U.S. dollar buying rate in New York City for cable transfers of such currency or currency unit other than U.S. dollars for such date published by the Federal Reserve Bank of New York.  If at the time a vote is solicited pursuant to this Paragraph 22(c) separate Trustees have been appointed for these Securities and any other Series of GDP-Linked Securities affected by that vote, the Trustee acting for the Series (or multiple Series, including for these Securities) having the greatest aggregate notional amount of the GDP-Securities then Outstanding affected by that vote will be responsible for administering the voting procedures contemplated by this Paragraph 22(c).

(d) The Republic and the Trustee may, without the vote or consent of any Holder of the Securities, amend these Securities, the GDP-Linked Authorization or the Indenture for the purpose of (A) adding to the covenants of the Republic for the benefit of the Holders of the Securities, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error thereof, (E) making any change which is of a formal, minor or technical nature, or (F) amending the Securities, the GDP-Linked Authorization or the Indenture in any manner which the Republic and the Trustee may determine that shall not adversely affect the interest of any Holder of Securities.

(e) Any instrument given by or on behalf of any Holder of a Security in connection with any consent to or vote for any Modification to the Terms of these Securities, the GDP-Linked Authorization or the Indenture as of the effective time of such instrument will be irrevocable and will be conclusive and binding on all subsequent Holders of this Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof.  Any such Modification to the Terms of these Securities, the GDP-Linked Authorization or the Indenture will be conclusive and binding on all Holders of these Securities, whether or not they have given such consent or cast such vote, and whether or not notation of such Modification is made upon the Securities.  Notice of any Modification to the Terms of these Securities, the GDP-Linked Authorization or the Indenture (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error hereof or thereof) shall be given to each Holder of the Securities, as provided in Paragraph 12 above.

Securities authenticated and delivered after the effectiveness of any such Modification may bear a notation in the form approved by the Trustee and the Republic as to any matter provided for in such Modification.  New Securities modified to conform, in the opinion of the Trustee and the Republic, to any such Modification may be prepared by the Republic, authenticated by the Trustee (or any authenticating agent appointed pursuant to the Indenture) and delivered in exchange for Outstanding Securities.

It shall not be necessary for the vote or consent of the Holders of the Securities to approve the particular form of any proposed Modification, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(f) For the purposes of these Securities,

“Non-Reserved Matter” means any Modification other than a Modification constituting a Reserved Matter.

“Outstanding” means, in respect of the Securities, the Securities authenticated and delivered pursuant to these Terms and the Indenture except:

(i)          Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for reissuance but not reissued by the Trustee;

(ii)          Securities that have expired in accordance with their terms and with respect to which the Republic’s obligation to make payments thereon or Payments in respect thereof shall have been satisfied in accordance with the Terms of such Securities; or

(iii)          Securities in lieu of or in substitution for which other Securities of a Series shall have been authenticated and delivered pursuant to these Terms and the Indenture;

provided, however, that in determining whether the Holders of the requisite notional amount of Securities Outstanding have consented to or voted in favor of any Modification or other action or instruction hereunder or, in the case of a meeting called and held pursuant to Paragraph 23, whether sufficient Holders are present for quorum purposes, any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic shall be disregarded and deemed not to be Outstanding.  As used in these Terms, “Public Sector Instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the government of the Republic or any of the foregoing, and, with respect to any Public Sector Instrumentality, “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

In determining whether the Trustee shall be protected in relying upon any such Modification or other action or instruction, only Securities that the Trustee knows to be so owned or controlled shall be so disregarded; provided further, that prior to the solicitation of any consent or the taking of any vote in respect of any Modification or other action or instruction hereunder affecting the Securities, the Republic shall deliver to the Trustee one or more Officer’s Certificates specifying any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic.

Securities so owned or controlled that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Republic or a Public Sector Instrumentality.

“Reserved Matter” means any Modification that would:

(i)           change the due date for the payment of any Payment Amounts;

(ii)          change the method of calculation of the Payment Amounts;

(iii)          reduce the notional amount of the Securities;

(iv)         change the coin or currency in which amounts in respect of Payments are payable;

(v)          change the Expiration Date;

(vi)         reduce the proportion of the notional amount of the Securities the vote or consent of the Holders of which is necessary to modify, amend or supplement these Terms, the GDP-Linked Authorization or the Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Securities;

(vii)        change the obligation of the Republic to pay Additional Amounts with respect to the Securities;

(viii)       change the governing law provision of the Securities;

(ix)          change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the City of London, or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any Holder based upon the Securities, as set forth in these Terms;

(x)           in connection with an exchange offer for the Securities, amend any Event of Default;

(xi)          change the status of the Securities as set forth in Paragraph 4 of these Terms; or

(xii)         authorize the Trustee, on behalf of all Holders of the Securities, to exchange or substitute all the Securities for, or convert all the Securities into, other obligations or securities of the Republic or any other Person.

21.  Holders’ Meetings.  (a)  The Republic may at any time ask for written consents from or call a meeting of Holders of the Securities at any time and from time to time to make, give or take any Modification (as defined in Paragraph 22(a) above) to these Terms as hereinafter provided.  Any such meeting shall be held at such time and at such place as the Republic shall determine and as shall be specified in a notice of such a meeting that shall be furnished to the Holders of the Securities at least 30 days and not more than 60 days prior to the date fixed for the meeting.  In addition, the Trustee may at any time and from time to time call a meeting of Holders of the Securities for any such purpose, to be held at such time and at such place as the Trustee shall determine and as shall be specified in a notice of such meeting that shall be furnished to the Holders of the Securities at least 30 days and no more than 60 days prior to the date fixed for the meeting.  If, upon the occurrence of an Event of Default under Paragraph 5(a) the Holders of at least 10% in aggregate notional amount of the Securities at that time Outstanding shall have requested the Trustee to call a meeting of the Holders of the Securities for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall call such meeting, to be held at such time and at such place as the Trustee shall determine, for such purposes by giving notice thereof.  Such notice shall be given at least 30 days and not more than 60 days prior to the meeting.  Notice of every meeting of Holders of the Securities shall set forth in general terms the action proposed to be taken at such meeting.

To be entitled to vote at any meeting of Holders of the Securities, a person shall be a Holder of Outstanding Securities or a person duly appointed by an instrument in writing as proxy for such a Holder.  At any meeting of Holders, other than a meeting to discuss a Reserved Matter (as defined in Paragraph 22(f)), the persons entitled to vote a majority in aggregate notional amount of the Outstanding Securities shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate notional amount of the Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.  At any meeting of Holders held to discuss a Reserved Matter, the persons entitled to vote 75% in aggregate notional amount of the Outstanding Securities shall constitute a quorum.  The Trustee may make such reasonable and customary regulations, as it shall deem advisable for any meeting of Holders of Securities with respect to the proof of the holding of the Securities and of the appointment of proxies in respect of Holders of registered Securities, the record date for determining the registered owners of registered Securities who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

SCHEDULE B

NEW SECURITIES

1.	U.S. Dollar-Denominated Par Bonds due 2038 (governed by New York law)

2.	U.S. Dollar-Denominated Par Bonds due 2038 (governed by Argentine law)

3.	Euro-Denominated Par Bonds due 2038

4.	Argentine Peso-Denominated Par Bonds due 2038

5.	8.28% U.S. Dollar-Denominated Discount Bonds due 2033 (governed by New York Law)

6.	8.28% U.S. Dollar-Denominated Discount Bonds due 2033 (governed by Argentine Law)

7.	7.82% Euro-Denominated Discount Bonds due 2033

8.	5.83% Argentine Peso-Denominated Discount Bonds due 2033

9.	U.S. Dollar-Denominated GDP-Linked Securities (governed by New York law)

10.	U.S. Dollar-Denominated GDP-Linked Securities (governed by Argentine law)

11.	Euro-Denominated GDP-Linked Securities

12.	Argentine Peso-Denominated GDP-Linked Securities

13.	Argentine Peso-Denominated Quasi-Par Bonds due 2045

SCHEDULE C

NON-PERFORMING SECURITIES

Non-Performing Securities	CUSIP			Common Code			ISIN
		144A	REG S		144A	REG S		144A	REG S
Letras Externas, Argentine peso 11.75% due 2007		040114AS9	P0450KAB9		008239606	007358270		US040114AS98	USP0450KAB90
Letras Externas, Argentine peso 8.75% due 2002		040114AT7	P8055KAP0			007815590		US040114AT71	USP8055KAP05
Letras Externas, Austrian schillings 7% due 2004				007572719			AT0001912331
Letras Externas, euro 8.75% due 2003				008407142			XS0084071421
Letras Externas, euro 10% due 2005				010569478			XS0105694789
Letras Externas, euro EURIBOR + 5.10% due 2004				010522447			XS0105224470
Letras Externas, euro 8.125% due 2004				010920329			XS0109203298
Letras Externas, euro 9% due 2005		040114FZ8	P8055KFQ3		012438079	011130704		US040114FZ86	USP8055KFQ33
Letras Externas, euro 9.25% due 2004				011383351			XS0113833510
Letras Externas, euro 10% due 2007				012452870			XS0124528703
Letras Externas, euro Fixed-rate due 2028		04011MAR1	04011NAR9			008730261		US04011MAR16	US04011NAR98
Strip Coupon, euro Fixed-rate due 2006		04011MAL4	04011NAL2			008730202		US04011MAL46	US04011NAL29
Strip Coupon, euro Fixed-rate due 2011		04011MAM2	04011NAM0			008730229		US04011MAM29	US04011NAM02
Strip Coupon, euro Fixed-rate due 2016		04011MAN0	04011NAN8			008730237		US04011MAN02	US04011NAN84
Strip Coupon, euro Fixed-rate due 2021		04011MAP5	04011NAP3			008730245		US04011MAP59	US04011NAP33
Strip Coupon, euro Fixed-rate due 2026		04011MAQ3	04011NAQ1		010794862	008730253		US04011MAQ33	US04011NAQ16
Letras Externas, euro 8.50% due 2010				008927782			XS0089277825
Letras Externas, euro 10.50% 2000 and 7% 2001-2004 due 2004	P8055KDQ5			009696075			XS0096960751
Letras Externas, euro 7.125% due 2002S				009831487			XS0098314874
Letras Externas, British pounds sterling 10% due 2007	P8055KAJ4			007724373			XS0077243730
Letras Externas, Italian lira 11% due 2003				007053142			XS0070531420
Letras Externas, Italian lira 10% due 2007				007189834			XS0071898349
Letras Externas, Italian lira LIBOR + 1.6% due 2004				007639724			XS0076397248
Letras Externas, Italian lira 10% 1997 - 1999 and 7.625% 1999-2007 due 2007				007850239			XS0078502399
Letras Externas, Italian lira 9.25% 1997-1999 and 7% 1999-2004 due 2004				008080925			XS0080809253
Letras Externas, Italian lira 9% 1997-1999 and 7% 1999-2004 due 2004				008105758			XS0081057589
Letras Externas, Italian lira 10.375% 1998-2000 and 8% 2001-2009 due 2009	P8055KBM6			008483248			XS0084832483
Letras Externas, Italian lira LIBOR + 2.5% due 2005				008859086			XS0088590863
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 38)				006549098			XS0065490988
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 40)				006612555			XS0066125559
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 36)				006491081			XS0064910812
Letras Externas, Japanese yen 6% due 2005				007080816			XS0070808166
Letras Externas, Japanese yen 4.4% due 2004				007624930			XS0076249308
Letras Externas, Japanese yen 3.5% due 2009				010035406			XS0100354066
Letras Externas, U.S. dollar LIBOR+5.75% due 2004		04011MAS9	04011NAS7			009590684		US04011MAS98	US04011NAS71
Letras Externas, U.S. dollar BADLAR +2.98% due 2004 (Series 75)
Strip Interest ½				14224041			XS0142240414
Strip Interest 02/02				14231129			XS0142311298
Strip Interest 03/02				14231137			XS0142311371
Strip Interest 04/02				14231170			XS0142311702
Strip Interest 05/02				14231196			XS0142311967
Strip Interest 06/02				14231218			XS0142312189
Strip Interest 07/02				14231234			XS0142312346
Strip Interest 08/02				14231269			XS0142312692
Strip Interest 09/02				14231277			XS0142312775
Strip Interest 10/02				14231293			XS0142312932
Strip Interest 11/02				14231307			XS0142313070
Strip Interest 12/02				14231323			XS0142313237
Strip Interest 01/03				14231374			XS0142313740
Strip Interest 02/03				14231463			XS0142314631
Strip Interest 03/03				14231536			XS0142315364
Strip Interest 04/03				14231587			XS0142315877
Strip Interest 05/03				14231625			XS0142316255
Strip Interest 06/03				14231641			XS0142316412
Strip Interest 07/03				14231676			XS0142316768
Strip Interest 08/03				14231684			XS0142316842
Strip Interest 09/03				14231714			XS0142317147
Strip Interest 10/03				14231757			XS0142317576
Strip Interest 11/03				14231773			XS0142317733
Strip Interest 12/03				14231781			XS0142317816
Strip Interest ¼				14231811			XS0142318111
Strip Interest 02/04				14231854			XS0142318541
Strip Interest ¾				14231919			XS0142319192
Strip Interest 04/04				14231935			XS0142319358
Strip Interest 05/04				14232010			XS0142320109
Strip Principal 05/11/03				14242414			XS0142424141
Strip Principal 08/11/03				14242619			XS0142426195
Strip Principal 11/11/03				14242678			XS0142426781
Strip Principal 02/11/04				14242759			XS0142427599
Strip Principal 05/11//04				14242813			XS0142428134
Letras Externas, U.S. dollar BADLAR +2.98% due 2004 (Series 75) (Tranch 7)
Strip Interest 01/02 T.7				14224297			XS0142242972
Strip Interest 02/02 T.7				14246541			XS0142465417
Strip Interest 03/02 T.7				14246576			XS0142465763
Strip Interest 04/02 T.7				14246592			XS0142465920
Strip Interest 05/02 T.7				14246614			XS0142466142
Strip Interest 06/02 T.7				14246665			XS0142466654
Strip Interest 07/02 T.7				15078979			XS0150789799
Strip Interest 08/02 T.7				15085312			XS0150853124
Strip Interest 09/02 T.7				15085339			XS0150853397
Strip Interest 10/02 T.7				15085347			XS0150853470
Strip Interest 11/02 T.7				15085355			XS0150853553
Strip Interest 12/02 T.7				15085363			XS0150853637
Strip Interest 01/03 T.7				15740523			XS0157405233
Strip Interest 02/03 T.7				15740647			XS0157406470
Strip Interest 03/03 T.7				15740809			XS0157408096
Strip Interest 04/03 T.7				15740876			XS0157408765
Strip Interest 05/03 T.7				15740906			XS0157409060
Strip Interest 06/03 T.7				15740914			XS0157409144
Strip Interest 07/03 T.7				17014943			XS0170149438
Strip Interest 08/03 T.7				17015036			XS0170150360
Strip Interest 09/03 T.7				17015087			XS0170150873
Strip Interest 10/03 T.7				17015125			XS0170151251
Strip Interest 11/03 T.7				17015290			XS0170152903
Strip Interest 12/03 T.7				17015427			XS0170154271
Strip Interest 01/04 T.7				17969072			XS0179690721
Strip Interest 02/04 T.7				17969153			XS0179691539
Strip Interest 03/04 T.7				17969242			XS0179692420
Strip Interest 04/04 T.7				17969447			XS0179694475
Strip Interest 05/04 T.7				18880571			XS0188805716
Strip Principal 05/11/03 T.7				16933139			XS0169331393
Strip Principal 08/11/03 T.7				16935239			XS0169352399
Strip Principal 11/11/03 T.7				16935379			XS0169353793
Strip Principal 02/11/04 T.7				16935468			XS0169354684
Strip Principal 05/11/04 T.7				16935565			XS0169355657
Letras Externas, U.S. dollar ENCUESTA + 4.95% due 2004 (Series 74)
Strip Interest 01/02				14223908			XS0142239085
Strip Interest 02/02				14227687			XS0142276871
Strip Interest 03/02				14227768			XS0142277689
Strip Interest 04/02				14227946			XS0142279461
Strip Interest 05/02				14228128			XS0142281285
Strip Interest 06/02				14228179			XS0142281798
Strip Interest 07/02				14228225			XS0142282259
Strip Interest 08/02				14228268			XS0142282689
Strip Interest 09/02				14228276			XS0142282762
Strip Interest 10/02				14228349			XS0142283497
Strip Interest 11/02				14228381			XS0142283810
Strip Interest 12/02				14228390			XS0142283901
Strip Interest 01/03				14228420			XS0142284206
Strip Interest 02/03				14228519			XS0142285195
Strip Interest 03/03				14228756			XS0142287563
Strip Interest 04/03				14228772			XS0142287720
Strip Interest 05/03				14228829			XS0142288298
Strip Interest 06/03				14228861			XS0142288611
Strip Interest 07/03				14228918			XS0142289189
Strip Interest 08/03				14229027			XS0142290278
Strip Interest 09/03				14229078			XS0142290781
Strip Interest 10/03				14229159			XS0142291599
Strip Interest 11/03				14229230			XS0142292308
Strip Interest 12/03				14229272			XS0142292720
Strip Interest ¼				14229299			XS0142292993
Strip Interest 02/04				14229418			XS0142294189
Strip Interest ¾				14229485			XS0142294858
Strip Interest 04/04				14229515			XS0142295152
Strip Interest 05/04				14229566			XS0142295665
Strip Principal 05/11/05				14245405			XS0142454056
Strip Principal 08/11/03				14245472			XS0142454726
Strip Principal 11/11/03				14245847			XS0142458479
Strip Principal 02/11/04				14245936			XS0142459360
Strip Principal 05/11/04				14245987			XS0142459873
Letras Externas, U.S. dollar ENCUESTA + 4.95% due 2004 (Series 74) (Tranch 7)
Strip Interest 01/02 T.7				14224203			XS0142242030
Strip Interest 02/02 T.7				14246177			XS0142461770
Strip Interest 03/02 T.7				14246231			XS0142462315
Strip Interest 04/02 T.7				14246274			XS0142462745
Strip Interest 05/02 T.7				14246347			XS0142463479
Strip Interest 06/02 T.7				14246444			XS0142464444
Strip Interest 07/02 T.7				15042583			XS0150425832
Strip Interest 08/02 T.7				15047470			XS0150474707
Strip Interest 09/02 T.7				15047631			XS0150476314
Strip Interest 10/02 T.7				15047828			XS0150478286
Strip Interest 11/02 T.7				15047992			XS0150479920
Strip Interest 12/02 T.7				15048115			XS0150481157
Strip Interest 01/03 T.7				15739762			XS0157397620
Strip Interest 02/03 T.7				15739886			XS0157398867
Strip Interest 03/03 T.7				15739924			XS0157399246
Strip Interest 04/03 T.7				15739932			XS0157399329
Strip Interest 05/03 T.7				15739959			XS0157399592
Strip Interest 06/03 T.7				15739983			XS0157399832
Strip Interest 07/03 T.7				17014781			XS0170147812
Strip Interest 08/03 T.7				17014811			XS0170148117
Strip Interest 09/03 T.7				17014838			XS0170148380
Strip Interest 10/03 T.7				17014846			XS0170148463
Strip Interest 11/03 T.7				17014854			XS0170148547
Strip Interest 12/03 T.7				17014889			XS0170148893
Strip Interest 01/04 T.7				17966546			XS0179665466
Strip Interest 02/04 T.7				17968416			XS0179684161
Strip Interest 03/04 T.7				17968688			XS0179686885
Strip Interest 04/04 T.7				17968734			XS0179687347
Strip Interest 05/04 T.7				18879921			XS0188799216
Strip Principal 05/11/03 T.7				16930601			XS0169306015
Strip Principal 08/11/03 T.7				16932388			XS0169323887
Strip Principal 11/11/03 T.7				16932523			XS0169325239
Strip Principal 02/11/04 T.7				16932639			XS0169326393
Strip Principal 05/11/04 T.7				16932698			XS0169326989
Bonds, German deutsche mark 7% due 2004	P8055KAF2			007425279			DE0001904308
Bonds, German deutsche mark 8% due 2009	P8055KAW5			008115036			DE0001954907
Bonds, German deutsche mark 7.875 % due 2005				008902712			DE0002488509
Bonds, German deutsche mark 14% 1999 - 2000 and 9% 2001-2008 due 2008	P8055KCQ6			009213457			DE0001767101
Bonds, German deutsche mark medium-term 2002 10.5%	P1024ECK6			006115667			DE0001300200
Bonds, German deutsche mark medium-term 2003 10.25%	P1024ECX8			006295690			DE0001308609
Bonds, German deutsche mark 2006 11.25%	P1024EDG4			006505724			DE0001319507
Bonds, German deutsche mark 11.75% due 2011	P1024EDP4			006615490			DE0001325017
Bonds, German deutsche mark 9% due 2003				006937985			DE0001340909
Bonds, German deutsche mark 12% due 2016	P1024EDU3			006937993			DE0001340917
Bonds, German deutsche mark 11.75% due 2026	P1024EDV1			007080239			DE0001348100
Bonds, German deutsche mark 8.5% due 2005	P1024EEB4			007208324			DE0001354751
Bonds, euro 11% 1999-2001 and 8% 2002-2008 due 2008	P8055KBK0			008421285			DE0001974608
Bonds, euro 8% 1999-2002, 8.25% 2002-2006 and 9% 2007-2010 due 2010	P8055KCB9			008819530			DE0002483203
Bonds, euro 9% due 2003				011250858			DE0002466208
Bonds, euro 10% due 2007	P8055KGF6			011674445			DE0005450258
Bonds, euro 9% due 2006	P8055KDM4			009662979			DE0002998952
Bonds, euro 10% due 2004	P8055KET8			010463661			DE0004500558
Bonds, euro 9.75% due 2003	P8055KEQ4			010419328			DE0003538914
Bonds, euro 10.25% due 2007	P8055KEZ4			010632471			DE0004509005
Bonds, euro 15% 2000-2001 and 8% 2002-2008 due 2008	P8055KCZ6			009474447			DE0002923851
Bonds, euro 9.5% due 2004	P8055KDB8			009491929			DE0002929452
Bonds, euro 9% due 2009	P8055KDT9			009746064			DE0003045357
Bonds, euro 8.5% due 2004	P8055KDY8			009871608			DE0003089850
Bonds, euro 9.25% due 2002	P8055KEH4			010254680			DE0003527966
Bonds, Swiss franc 7% due 2003				007109873			CH0005458101
Bonds, euro 8% due 2002				009519882			IT0006527292
Bonds, euro EURIBOR + 4% due 2003				010016819			IT0006529769
Samurai Bonds, Japanese yen 5% due 2002				007225113 007225156			JP503200ASC0
Samurai Bonds, (Series 5) 5.40% due 2003				010551528 010551544			JP503200AWC2
Samurai Bonds, Japanese yen (Series 6) 5.125% due 2004				011249965 011249884			JP503200A061
Samurai Bonds, Japanese yen (Series 7) 4.85% 2000-2005				011732127 011732003			JP503200A095
Discount Bonds, German deutsche mark DEM L+0.8125% due 2023				004327080			DE0004103015
Par Bonds, German deutsche mark DEM 5.87% due 2023				004327098			DE0004103007
Global Bonds, Argentine peso 10% 2001-2004 and 12% 2004-2008 due 2008				013027846			XS0130278467
Global Bonds, euro 8.125% due 2008	P8055KBX2			008633347			XS0086333472
Global Bonds, 7% 2001-2004 and 15.5% 2004-2008 due 2008	040114GF1			013027897			US040114GF14
Global Bonds, U.S. dollar 12.25% due 2018	040114GG9			013027935			US040114GG96
Global Bonds, U.S. dollar 12% due 2031 (capitalized)	040114GH7			013027994			US040114GH79
Discount Bonds, U.S. dollar L+0.8125% due 2023 (BR) and (RG)	P04981BQ1			004311817			XS0043118172 XS0043118339
Par Bonds, U.S. dollar 6% due 2023 (BR) and (RG)	P04981BN8			004311914			XS0043119147 XS0043119576
Bonds, U.S. dollar floating rate L + 0.8125% (BR) and (RG)	P04981CE7			004312023			XS0043120236 XS0043120582 XS0043120822
Global Bonds, U.S. dollar 8.375% due 2003	040114AH3			004785428			US040114AH34
Alternative Participation Instruments, U.S. dollar 4% due 2013				001522990			XS0015229908
Global Bonds, U.S. dollar 11% due 2006	040114AN0			007022140			US040114AN02
Global Bonds, U.S. dollar 11.375% due 2017	040114AR1			007321473			US040114AR16
Global Bonds, U.S. dollar 9.75% due 2027	040114AV2			008010129			US040114AV28
Adjustable Margin Bonds, U.S. dollar due November 2002 (Span 02)	040114AW0			008307385			US040114AW01
Bonds, U.S. dollar variable rate due 2005 (FRAN)	040114AX8			008607184			US040114AX83
Global Bonds, U.S. dollar amortizing 8.875% due 2029	040114BD1			009529985			US040114BD11
Global Bonds, U.S. dollar 11% due 2005	040114AZ3			009272780			US040114AZ32
Global Bonds, U.S. dollar 12.125% due 2019	040114BC3			009515755			US040114BC38
Global Bonds, U.S. dollar 11.75% due 2009	040114BE9			009639713			US040114BE93
Global Bonds, U.S. dollar zero-coupon due October 2003 (Series E)	040114BK5			010302960			US040114BK53
Global Bonds, U.S. dollar zero-coupon due October 2004 (Series F)	040114BL3			010302978			US040114BL37
Global Bonds, U.S. dollar 10.25% due 2030	040114GB0			011453040			US040114GB00
Global Bonds, U.S. dollar 12% due 2031	P8055KGV1			012370750			USP8055KGV19
Global Bonds, U.S. dollar 12.375% due 2012	040114GD6			012425040			US040114GD65
Global Bonds, U.S. dollar 12% due 2020	040114FB1			010730554			US040114FB19
Global Bonds, U.S. dollar 11.375% due 2010	040114FC9			010909899			US040114FC91
Global Bonds, U.S. dollar 11.75% due 2015	040114GA2			011259197			US040114GA27
Bonds, Spanish peseta 7.5% due 2002	P04981EP0			007611960			ES0273541013
Bonds, euro 14% 2000-2001 and 8% 2002-2008 due 2008				009611215			DE0002966900
Bonds, euro 10% 1999-2001 and 8% 2002-2008 due 2008 (fungible)				010345758			XS0103457585
Bonds, 1992 (Bonex 92)							ARARGE030122
Bonds, 1992 (Bonex 92) March 2002 interest coupon							ARARGE044404
Bontes, 9.9375% due 2027							ARARGE032136
Bontes, 11.25% due 2004							ARARGE032409
Bontes, 11.75% due 2006							ARARGE033076
Bontes, 11.75% due 2003							ARARGE032573
Bontes, 12.125% due 2005							ARARGE032581
Bontes, 8.75% due 2002							ARARGE031633
Bontes, variable rate ENCUESTA+ 3.2% due 2003							ARARGE032086
Bono del Gobierno Nacional, 9% due 2002 (RML)							ARARGE033233
Pagaré o Bono del Gobierno Nacional, variable rate ENCUESTA + 5.8% due 2006							ARARGE033340
Bono Pagaré, Series A ENCUESTA + 5.8% due 2002							ARARGE033449
Bono Pagaré, Series B BADLAR + 3% due 2002							ARARGE033456
Bono Pagaré, Series C BADLAR + 0.75% due 2002							ARARGE033464
Bono Pagaré, Series III ENCUESTA + 4% due 2002							ARARGE032714
Bono Pagaré, Series IV ENCUESTA + 3.3% due 2002							ARARGE032862
Bono Pagaré, Series V ENCUESTA + 5.8% due 2002							ARARGE032953
Bono Pagaré, Series VI ENCUESTA + 4.35% due 2004							ARARGE033084
Pagaré, fixed rate Series I 14.75% due 2002 (HEXAGON II)							ARARGE03D206
Pagaré, fixed rate Series II 14.75% due 2002 (HEXAGON III)							ARARGE03D214
Pagarés, U.S. dollar floating rate BADLAR + 4.5% due 2006 (RADAR III)							ARARGE033415
Pagarés, U.S. dollar floating rate BADLAR + 4.5% due 2006 (RADAR IV)							ARARGE033431
Pagarés, U.S. dollar floating rate BADLAR + 4% due 2005 (HEXAGON IV)							ARARGE033522
Pagarés, U.S. dollar floating rate Series I BADLAR + 4.5% due 2007 (CELTIC I)							ARARGE033472
Pagarés, U.S. dollar floating rate Series I BADLAR + 4.05% due 2003 (RADAR I)							ARARGE033266
Pagarés, U.S. dollar floating rate Series II BADLAR + 4.05% due 2003 (RADAR II)							ARARGE033274
Pagarés, U.S. dollar floating rate Series II BADLAR + 4.5% due 2007 (CELTIC II)							ARARGE033480
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pre 6)							ARARGE033183
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4)				004590619			ARP04981DG19
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon January 2002							ARARGE043901
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon February 2002							ARARGE044032
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon March 2002							ARARGE044198
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2)				004309979			ARP04981BA66
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon January 2002							ARARGE043927
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon February 2002							ARARGE044008
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon March 2002							ARARGE044164
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4)				009172521			ARARGE031773
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon December 2001							ARARGE043877
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon January 2002							ARARGE044073
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon February 2002							ARARGE044230
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pro 6)				009650636			ARARGE032177
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pro 6) Amortizing Payment Coupon January 2002							ARARGE043851
Debt Consolidation Bonds, U.S. dollar 4th Series (Pro 8)							ARARGE033191
Debt Consolidation Bonds, U.S. dollar 5th Series (Pro 10)							ARARGE033217
Debt Consolidation Bonds, U.S. dollar 5th Series (Pro 10) Interest Coupon							ARARGE043836
Treasury Bonds, capitalized interest 11.49128% 2000-2020							ARARGE03D222
Capitalized Certificates, U.S. dollar 10.5% 1998-2018							ARARGE03D230
Hydrocarbon Royalties Restructuring Bonds				007821859			ARARGE030114
Hydrocarbon Royalties Restructuring Bonds, Amortizing Payment Coupons January 2002							ARARGE044081
Hydrocarbon Royalties Restructuring Bonds, Amortizing Payment Coupons February 2002							ARARGE043992
Hydrocarbon Royalties Restructuring Bonds, Amortizing Payment Coupons March 2002							ARARGE044156
Ferrobonos							ARARGE030056
Letra del Tesoro 90 due March 2002							ARARGE033134
Letra del Tesoro 105 due February 2002							ARARGE033738
Letra del Tesoro 106 due March 2002							ARARGE033746
Letra del Tesoro 108 due February 2002							ARARGE033795
Letra del Tesoro 109 due March 2002							ARARGE033803
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3)				004590520			ARP04981DH91
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due January 2002							ARARGE043893
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due February 2002							ARARGE044057
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due March 2002							ARARGE044214
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1)				004316347			ARP04981BV04
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due January 2002							ARARGE043919
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due February 2002							ARARGE044016
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due March 2002							ARARGE044172
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3)				013035997			ARARGE031781
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due December 2001							ARARGE043885
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due January 2002							ARARGE044065
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due February 2002							ARARGE044222
Debt Consolidation Bonds, Argentine peso 3rd Series (Pro 5)				009592342			ARARGE032185
Debt Consolidation Bonds, Argentine peso 3rd Series (Pro 5) Amortizing Payment Coupon due January 2002							ARARGE043869
Debt Consolidation Bonds, Argentine peso 5th Series (Pro 9)							ARARGE033225
Debt Consolidation Bonds, Argentine peso 5th Series (Pro 9) Payment Coupon due January 2002							ARARGE043844
Letes Bice due July 2002							ARARGE03D248
Derechos Creditorios							ARARGE03D255